EXHIBIT 99.1

   Cheniere Energy Selects Lead Banks For Sabine Pass LNG Project; HSBC and SG Corporate & Investment Banking To Arrange $741 Million
                    Project Financing Debt Package

    HOUSTON--(BUSINESS WIRE)--Nov. 8, 2004--Cheniere Energy, Inc. (AMEX:LNG) announced that its wholly owned limited partnership, Sabine Pass LNG, L.P. (Sabine Pass LNG), has signed agreements with HSBC Securities (USA) Inc. ("HSBC Securities") and SG Corporate & Investment Banking ("SG CIB"), an arm of Societe Generale, to arrange the $741 million debt component of the project financing for the construction of its liquefied natural gas (LNG) receiving terminal in Cameron Parish, Louisiana.
    HSBC Securities is an indirectly-held, wholly-owned subsidiary of HSBC Holdings plc (NYSE:HBC). Headquartered in London, HSBC is one of the largest banking and financial services organizations in the world. HSBC's international network comprises about 10,000 offices in 76 countries and territories in Europe, the Asia-Pacific region, the Americas, the Middle East and Africa. Cheniere previously appointed HSBC Securities as its financial advisor in connection with the project financing of Sabine Pass LNG.
    SG CIB is the corporate and investment banking arm of Societe Generale Group, one of the largest financial services groups in the euro-zone. The Group employs more than 88,000 people worldwide in three key businesses: Retail Banking & Financial Services; Asset Management, Private Banking & Securities Services; and Corporate & Investment Banking. SG CIB is present in over 45 countries across Europe, the Americas and Asia and is a bank of reference in Euro Capital Markets, Derivatives and Structured Finance.
    Sabine Pass LNG received its Draft Environmental Impact Statement from the Federal Energy Regulatory Commission (FERC) on August 12, 2004, which concluded that approval of the facilities, with appropriate mitigating measures as recommended, would have limited adverse environmental impact. Cheniere expects the final permit to be issued by FERC before year-end. Construction is anticipated to start by the end of first quarter of 2005. The facility is designed to process 2.6 billion cubic feet per day (Bcf/d) of LNG.
    Cheniere is also a 30% limited partner in Freeport LNG Development, L.P., a 1.5 Bcf/d project which it began in 2000 and which received its permit from FERC in June of 2004. Additionally, Cheniere is developing an LNG receiving terminal near Corpus Christi, Texas, for which the permit application is presently being reviewed by FERC.
    Cheniere Energy, Inc. is a Houston-based developer of liquefied natural gas receiving terminals and a Gulf of Mexico E&P company. Cheniere is developing Gulf Coast LNG receiving terminals near Sabine Pass in Cameron Parish, LA, and near Corpus Christi, TX. Cheniere is also a 30% limited partner in Freeport LNG Development, L.P., which is developing an LNG receiving terminal in Freeport, Texas. Cheniere conducts exploration for oil and gas in the Gulf of Mexico using a regional database of 7,000 square miles of PSTM 3D seismic data. Cheniere also owns 9% of Gryphon Exploration Company, along with Warburg, Pincus Equity Partners, L.P. which owns 91%. Additional information about Cheniere Energy, Inc. may be found on its website at www.Cheniere.com.

    This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

    CONTACT: Cheniere Energy, Inc.
             David Castaneda, 713-265-0202
             Info@Cheniere.com